UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On June 6, 2007, the Board of Directors of Shoe Pavilion, Inc. (the "Company") appointed Dmitry Beinus as its Interim Principal Financial Officer, effective immediately, replacing Bruce Ross, who departed as the Company's Chief Financial Officer on May 30, 2007. Mr. Beinus will hold this position until a permanent Chief Financial Officer is hired, or until his earlier resignation or termination. He will also continue to serve as the Company's Chairman of the Board, Chief Executive Officer and President throughout the duration of this appointment.

     Also on June 6, 2007, the Company's Board of Directors appointed Richard Romay, the Company's Controller, to serve as its Interim Principal Accounting Officer, effective immediately. Mr. Romay will hold this position until a permanent Chief Financial Officer is hired, or until his earlier resignation or termination. He will also continue to serve as the Company's Controller throughout the duration of this appointment.

     It is anticipated that when the Company hires a new Chief Financial Officer, that person will assume the titles of "principal financial officer" and "principal accounting officer."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2007

Shoe Pavilion, Inc.

By: /s/ Dmitry Beinus

Dmitry Beinus
Chairman of the Board, Chief Executive Officer, President and Interim Principal Financial Officer